SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Act of 1934

Date of Report (Date of earliest event reported)	March 7, 2003

Tetra Tech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-19566	95-4148514
(State or other	(Commission	(I.R.S. Employer
jurisdiction	File No.)	Identification No.)
of incorporation)

3475 East Foothill Boulevard, Pasadena, California 91107

 (Address of principal executive offices)                (Zip Code)

Registrant’s telephone number, including area code	(626) 351-4664

Not Applicable

(Former name or former address, if changed since last report.)

Item 5.  Other Events

                On March 7, 2003, Tetra Tech, Inc. (“Tetra Tech”) announced that the acquisition of substantially all of the assets of Foster Wheeler Environmental Corporation has closed.  Tetra Tech’s press release, dated March 7, 2003, titled “Tetra Tech Completes Foster Wheeler Environmental Acquisition” is attached hereto as Exhibit 99.1.

Item 7.  Financial Statements and Exhibits

99.1	Press Release titled “Tetra Tech Completes Foster Wheeler Environmental Acquisition” dated March 7, 2003.

Signatures

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                Date:  March 7, 2003

TETRA TECH, INC.

By:	/s/ JAMES M. JASKA
James M. Jaska
President